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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-28153 of Sterling Bancshares, Inc. on Form S-4 of our report dated March 9, 1998, appearing in this Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Houston, Texas
March 18, 1998